UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

INVENT Ventures, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

Los Angeles Syndicate of Technology, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.       Unregistered Sales of Equity Securities.

On October 25, 2012, INVENT Ventures, INC. (the “Company”) entered into a consulting agreement with Overseas Investment Banking Alliance, SA, a Panamanian anonymous society (“OIBASA”). Pursuant to the Agreement, the Company issued OIBASA a warrant to purchase 1,000,000 shares of Company common stock as a retainer for its consulting services (the “OIBASA Warrant”). The OIBASA Warrant has a term of two years, an exercise price of $0.33 per share, includes registration rights and becomes exercisable upon the occurrence of events for which OIBASA is providing consulting services. In issuing the OIBASA Warrant, the Company relied on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based upon the limited nature of the issuance.

The foregoing description of the OIBASA Warrant is qualified in its entirety by reference to the complete text of the OIBASAWarrant, a copy of which is to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date: October 31, 2012	/s/ Bryce Knight
Bryce Knight,
Chief Executive Officer

EXHIBIT INDEX

Exhibits

None.